Exhibit 99.1
[ONEOK Logo]	News
November 7, 2007	Analyst Contact: Dan Harrison
918-588-7950 Media Contact: Megan Washbourne 918-588-7572

ONEOK to Present at

Bank of America 2007 Energy Conference

TULSA, Okla. - Nov. 7, 2007 - ONEOK, Inc. (NYSE: OKE) will present at Bank of

America's 2007 Energy Conference on Thursday, Nov. 15, 2007, in Key Biscayne, Fla., at 8:40

a.m. Eastern Standard Time (7:40 a.m. Central Standard Time).

John W. Gibson, chief executive officer of ONEOK, will present.

The presentation will be webcast the morning of the conference and will be accessible on

ONEOK's Web site at www.oneok.com. A replay of the webcast will be archived on the Web site until Nov. 30.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com. OKE-FV

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